Exhibit 10.1

EXECUTION VERSION

TRANSITION AND SEPARATION AGREEMENT

1.    TRANSITION AND SEPARATION AGREEMENT: This writing represents the Transition and Separation Agreement (“Agreement”) between Fox Corporation (“the Company”) and Viet D. Dinh (“Executive”), and the following promises represent full and mutual consideration for the Agreement.

2.    TERMINATION OF EMPLOYMENT CONTRACT / LAST DAY OF EMPLOYMENT: The written Employment Agreement, as amended (the “Employment Contract”), between Executive and the Company (effective March 19, 2019, as amended November 10, 2021) and Executive’s employment with the Company will terminate with effect on December 31, 2023 (“the Separation Date”), unless earlier terminated by the Company for Cause (as defined in the Employment Contract) or by Executive with Good Reason (provided, that Executive agrees and acknowledges that the transition of any of Executive’s duties and responsibilities as provided hereunder shall not constitute “Good Reason” for purposes of this Agreement or the Employment Contract) or as a result of Executive’s death or Disability (as such terms are defined in the Employment Contract), and such earlier termination shall be the Separation Date. Between the date hereof and the Separation Date, the Employment Contract and the duties and obligations thereunder will remain in full force and effect (and Executive shall continue to hold the title of Chief Legal and Policy Officer of the Company), provided the Company agrees not to terminate Executive other than for Cause prior to the Separation Date and Executive agrees not to terminate employment prior to the Separation Date without Good Reason. Accordingly, as of the Separation Date (or, if earlier, upon termination by the Company for Cause or Executive’s termination with Good Reason), Executive and the Company are each released from all obligations to the other under the Employment Contract other than those stated in Sections 8 through 13, which by their express terms survive the termination of the Employment Contract and Executive’s employment with the Company. In addition, with effect as of the Separation Date (or, if earlier, upon a termination by the Company for Cause or by the Executive for any reason) without further action required of either party hereto, Executive hereby resigns from any and all positions which Executive holds on the Company’s or any of its subsidiaries’ board of directors. Executive shall continue to be indemnified by the Company and its affiliates for his services prior to the Separation Date on the same basis he is currently so covered and shall continue to be covered by any applicable directors’ and officers’ liability insurance policy(ies) procured by the Company or its affiliates, including “tail” coverage if applicable on the same basis he is currently so covered.

3.    PROMISES OF THE COMPANY: Subject to Executive’s continued employment with the Company through the Separation Date and compliance in all material respects with the other terms and conditions of this Agreement, the Company agrees to provide the payments and benefits set forth in this Section 3 as follows:

a.    Separation Payment: In consideration for this Agreement, the Company shall pay to Executive (or to his legal representative or the legal representative of his estate) the total amount of $23,000,000, less appropriate deductions for federal, state and other applicable taxes. This payment shall be delivered to Executive (or to his legal representative or the legal representative of his estate) via overnight mail or direct deposit to the last bank account on file for Executive with the Company as soon as practicable (but in all events within ten (10) days) after the Second Release Effective Date (as defined below).

b.    COBRA Payment: In consideration for this Agreement, and subject to the occurrence of the Second Release Effective Date, the Company also agrees to pay the entire premium necessary for Executive and Executive’s eligible dependents to continue coverage under the Company’s group health, dental, and vision insurance plans in which Executive and Executive’s eligible dependents were enrolled at the time of the termination of Executive’s employment, for a period commencing on the first day of the month following the date Executive’s as-employed benefits cease and ending on June 30, 2025; provided, however, that Executive shall be exclusively responsible for making a timely election for COBRA coverage for Executive and Executive’s eligible dependents. Executive shall also remain entitled to participate through the conclusion of Executive’s consulting service with the Company (as set forth in that certain Advisory Services Agreement, effective as of August 9, 2023, by and among Executive, the Company, and Viet D. Dinh P.C., a District of Columbia professional corporation) in the supplemental health plan in which he (and his eligible dependents) presently participates on the same basis (including costs) that he is presently so covered. Following June 30, 2025, to the extent permitted by the terms of the Company’s group health, dental, and vision insurance plans then in effect, Executive may elect to purchase continued coverage for up to one additional year provided Executive pays the full cost (including any incremental service or administrative fees) of premiums thereunder.

c.    Treatment of Equity Awards: Reference is made to those certain equity-based awards granted to Executive pursuant to the Fox Corporation 2019 Shareholder Alignment Plan (the “Outstanding Equity Awards”). All Outstanding Equity Awards that remain unvested in accordance with their terms as of the August 31, 2023 will immediately be canceled for no consideration on August 31, 2023 and Executive shall no longer have any rights with respect thereto. Any Outstanding Equity Awards which would vest between the date hereof and August 31, 2023 shall continue to vest pursuant to their terms. Any outstanding vested Company stock options may be exercised by Executive (or, in the event of his death or Disability prior to December 31, 2023, by his legal representative or the legal representative of his estate) until the conclusion of the original term of each such stock option; following which date any Company stock options that remain unexercised will immediately expire. For the avoidance of doubt, Executive shall be permitted to retain all outstanding shares of Fox Class A Common Stock acquired by Executive prior to the date hereof in settlement or exercise of Executive’s equity-based awards (including any distributions with respect thereto or proceeds from the sale thereof).

d.    Qualified Retirement Benefits: The execution of this Agreement will have no effect whatsoever on any rights Executive has or may have in the future to collect benefits under any Company 401k plan, or to roll over any Company 401k monies into an Individual Retirement Account. Any such benefits shall be payable (or not payable) or rolled over (as applicable) in exactly the same manner, on exactly the same terms and under exactly the same conditions as though this Agreement had never been entered into.

e.    No Additional Payments Owed: Executive acknowledges and warrants that, except as explicitly provided in this Agreement, Executive is entitled to no additional payments of any type, including but not limited to wages (other than wages accrued through the date hereof and then through the Separation Date), overtime, vacation, performance stock units, severance, or sick days. Executive also acknowledges and warrants that Executive has been reimbursed for or has submitted for reimbursement all business expenses Executive has incurred during Executive’s employment prior to signing this Agreement, and Executive will submit for reimbursement all business expenses Executive may incur prior to the Separation Date by no later than ten (10) days following the Separation Date.

f.    No Claims. The Company represents that as of the date of this Agreement, none of the Company’s executive officers nor any of the members of the Company’s Board of Directors are aware of any claims, causes of actions, charges, judgments or similar that it or any Released Party (as defined below) has against Executive.

g.    No Defamatory Statements. The Company will not issue any press release or make any formal pronouncements, and will direct the members of its Board of Directors, executive officers, investor relations team, and public relations team, in each case, as constituted on the date of this Agreement and on the Separation Date (the “Key Personnel”) not to issue or make, defamatory statements that are intended to harm Executive. Nothing in this Agreement shall be construed to prohibit the Company or any of the Key Personnel from reporting conduct to, providing truthful information to or participating in any investigation or proceeding conducted by a federal or state government agency or self-regulatory organization, from making statements in confidence to a professional advisor for the purpose of securing professional advice or from making truthful comments in the ordinary course of Executive’s continued employment with the Company (e.g., performance reviews) or pursuant to any legal dispute between the Company or its affiliates and Executive. The Company shall be permitted to make truthful statements to rebut any false or misleading statements made about the Company by the Executive or Executive’s representatives.

4.    PROMISES OF EXECUTIVE:

a.    Released Actions/General Release: With the sole exceptions described in this paragraph, Executive (on behalf of himself and all his heirs, assigns, legal representatives, successors in interest, or any person claiming through Executive) hereby releases the Company and each of its divisions, subsidiaries, benefit plans and all other affiliated entities, as well as all their current and former employees, officers, directors, agents, shareholders, attorneys, accountants, partners, insurers, advisors, partnerships, assigns, successors, heirs, predecessors in interest, joint venturers, and affiliated persons of all those entities, each in their respective official capacities as such (collectively “Released Parties”), from all liabilities, causes of action, charges, complaints, suits, claims, obligations, costs, losses, damages, injuries, rights, judgments, attorney’s fees, expenses, bonds, bills, penalties, fines, liens, and all other legal responsibilities of any form or nature whatsoever, in law or equity, fixed or contingent, whether known or unknown or suspected or unsuspected to exist by Executive, which Executive have or had or may claim to have by reason of any and all matters from the beginning of time to the present, including but not limited to those arising from Executive’s employment and separation from the Company (including the termination of the Employment Contract) or pursuant to any federal, State, or local laws, regulations, executive orders or other requirements, including, but not limited to, federal, state and local wage and hour laws, federal, state and local whistleblower laws, federal, state and local fair employment laws, federal, state and local anti-discrimination laws, federal, state and local labor laws, Section 1981 of the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Assistance Act,

the Fair Credit Reporting Act, the Fair Labor Standards Act, the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act of 1988, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the Genetic Information Nondiscrimination Act of 2008 as each has been or may be amended from time to time. Hereinafter, all such matters will be collectively referred to as “Released Actions.” Hereinafter, all such matters will be collectively referred to as “Released Actions.” This release does not extend to rights Executive may have to enforce the provisions of this Agreement and does not release claims that cannot be released as a matter of law (including, but not limited to, claims under applicable State law for workers’ compensation benefits and/or indemnification) or any claims arising solely after the Effective Date of this Agreement.

b.    Knowing and Voluntary Release of Statutory Claims, Including Claims of Discrimination, Harassment, and Retaliation: Executive specifically intends to include, as a Released Action, any and all claims relating to any violation of the statutes referenced herein (e.g., for discrimination, harassment, or retaliation), including claims related to actual or perceived race, religious creed, color, national origin, ancestry, citizenship, age, physical disability, mental disability, medical condition, genetic information, marital status, family status, caregiver status, sex (including pregnancy status, childbirth, breastfeeding, and related medical conditions), gender, gender identity, gender expression, sexual orientation, sexual and reproductive health choices, hair texture or hairstyles, military or veteran status, political affiliation, arrest or conviction record, union membership, unemployment status, credit history, status as a victim of domestic violence, stalking, or sexual offenses, or any other legally protected characteristic, or for having engaged in any protected activity, under Title VII of the 1964 Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, Section 1981 of the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employment Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Assistance Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act (“ADEA”), as amended by the Older Workers Benefit Protection Act, the Worker Adjustment and Retraining Notification Act of 1988, the Occupational Safety and Health Act, the Sarbanes-Oxley Act of 2002, the Genetic Information Nondiscrimination Act of 2008, California Fair Employment and Housing Act; the California Constitution; the California Consumer Privacy Act; the California Family Rights Act; the California Government Code; the California Labor Code; the California Business & Professions Code, or any other law, regulation or ordinance that may have arisen before the effective date of this Agreement, including but not limited to those arising from Executive’s employment and separation from the Company. Notwithstanding the foregoing, Executive does not release the following: (i) Executive’s right to vested accrued benefits and compensation under the Company’s 401(k) plan; (ii) Executive’s right to amounts due under this Agreement; (iii) Executive’s right to continued indemnification by the Company and coverage under directors’ and officers’ liability insurance policies procured by the Company or its affiliates to the extent such right exists as of the date of this Agreement; and (iv) Executive’s rights as an equity holder in the Company.

c.     ADEA:

(i)    Age Discrimination Is Specifically Intended to Be Included As a Released Action: Executive acknowledges that Executive specifically intends that Released Actions shall include the ADEA, except for any allegation that a breach of the ADEA occurred following the effective date of this Agreement. This provision does not extend to any rights Executive may have to challenge the validity of the release of claims arising under the ADEA.

(ii)    Additional Consideration: Executive agrees that promises in this Agreement by the Company represent obligations by the Company to Executive that are in addition to anything of value to which Executive was otherwise entitled from the Company and that consideration has been paid by the Company (beyond that which would have otherwise been paid) in order to effect a valid waiver of Executive’s claims under the federal age discrimination laws.

(iii)    Advice to Consult Attorney: Executive is hereby advised to consult with Executive’s attorney prior to signing this Agreement because Executive is giving up significant legal rights. Executive acknowledges that Executive has been so advised and has, in fact, consulted fully with Executive’s attorney prior to Executive’s signing this Agreement.

(iv)    Reasonable Time to Consider Settlement Agreement: Executive acknowledges that Executive has been given a reasonable period of time (at least 21 days, if Executive so chooses) to consider this Agreement prior to signing it. Executive understands that Executive have seven (7) days following Executive’s signing of this Agreement to rescind it, but only insofar as it effects a release of a claim for violation of the ADEA. To rescind this Agreement, Executive must send an email stating Executive’s rescission to Jeff Taylor, general counsel for the Company, at Jeff.Taylor@fox.com before the end of the seven-day period. In the event of such a rescission, the Company shall no longer be obligated to pay Executive the consideration identified in Paragraph 3 hereof. Instead, the Company shall pay Executive $500.00 as consideration for the remainder of this Agreement, which shall remain in full force and effect, including Executive’s release of all other non-ADEA Released Actions.

d.    Waiver of Unknown Claims. Executive understands and agrees that the releases as set forth in Sections 4(a) and 4(b) shall be effective as a full and final release by Executive of each and every Released Action described, including but not limited to any known or unknown claims and any suspected or unsuspected claims. In furtherance of this intention, Executive expressly waives any and all rights under any state, federal or local law, regulation, or common law that prohibit the release of unknown or unsuspected claims, including but not limited to Section 1542 of the California Civil Code (“Section 1542”) or any similar or analogous law, regulation, or common law. For Executive’s understanding, the text of Section 1542 states:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

e.    Re-Execution of the Release. The Company’s obligations under paragraph 3(a) and 3(b) of this Agreement are strictly contingent upon Executive’s re-execution and non-revocation of this Agreement within twenty-one (21) days following the Separation Date. The date of Executive’s re-execution of this Agreement is referred to herein as the “Re-Execution Date”. By re-executing this Agreement, Executive advances to the Re-Execution Date Executive’s general waiver and release of all claims against the Released Parties and the other covenants set forth in this Agreement. Executive acknowledges Executive has seven (7) calendar days from the Re-Execution Date to revoke his re-execution of the Agreement. In the event of such revocation , the date of the releases and covenants set forth in this Agreement shall not be advanced, but shall remain effective up to and including the date upon which Executive originally signed this Agreement. Provided that Executive does not revoke his re-execution of this Agreement within such seven (7) day period, the “Second Release Effective Date” shall occur on the eighth (8th) calendar day after the date on which Executive re-executes it.

f.    Return of Property: Executive agrees to return within seven (7) business days following the Separation Date all the Company’s property in Executive’s custody, possession or control, including but not limited to any security access cards, car transponders or decals for access to the Company’s parking lot, keys, computer disks, cellular telephones, DVDs, CDs, memory cards, hard drives, flash drives, laptops, pdas, work files, memoranda, notes, records and other documents made or compiled by Executive or made available to Executive during the term of Executive’s employment and related to that employment (other than de minimis items). Notwithstanding the foregoing, (i) Executive may retain Executive’s Company telecommunications and computer equipment in his possession following the Separation Date along with Executive’s contacts, calendar and personal notes and documents (including records and documents needed to file his personal tax returns), provided the Company has been given an opportunity to remove all Company confidential information therefrom; and (ii) any memoranda, notes, records, documents and copies of documents containing Company property and/or confidential information may be irrevocably destroyed rather than returned to the Company.

g.    Ownership: Unless prohibited or excluded by applicable law (including California Labor Code Section 2870 or any analogous law of the State in which Executive work), Executive agrees the Company is entitled to and owns as its exclusive property all the results and proceeds of all work or services Executive performed for the Company or that Executive created or provided to the Company as its employee during Executive’s employment that relates to Executive’s employment, regardless of the stage of completion (hereinafter collectively referred to as the “Works”). These Works shall be considered work-for-hire for purposes of copyright. These Works include but are not limited to all written work, research, computer programs, designs, ideas, concepts, drawings, original works of authorship, inventions, developments, know-how, improvements, trade secrets, or other tangible or intangible work product produced, regardless of whether Executive created the work product by himself or with others. In all cases where the Company is entitled to and owns the Works, the Company’s ownership rights are as broad as legally allowable and will include all rights in all media now known or hereafter devised, in all languages throughout the universe, and in the production, manufacture, recordation and reproduction, by any art, medium or method of the same. The Company’s ownership rights in these Works will continue in perpetuity, and include all copyright, trademark, patent or other intellectual property rights, including but not limited to mask work rights, moral rights and trade secrets. The Company shall be deemed the author of the Works and entitled to the copyright therein (and all renewals and extensions thereof), with full ownership to the original, and all copies of the Works prepared by Executive. The Company shall have the right to dispose of same, or make any or all uses thereof, at any time and in the exercise of its absolute judgment and discretion. Executive agrees to immediately submit to the Company all information that pertains to the Works, and the underlying rights, including but not limited to a list of all Works, all research, plans, designs, specifications, and any other documents or information that relates to the Works. Executive shall not retain any copies of the Works, or of any part thereof, without the prior written consent of the Company. Even if such consent is granted, Executive shall not display, reproduce, sell, offer for sale, or otherwise distribute any copies of the Works, or any part thereof, without the further prior written consent of the Company. Executive agrees to assist and support the Company to perfect any patent or other rights the Company has in any of Executive’s Works. Unless otherwise required by law, this support shall be provided without additional cost to Company. This support may include, but is not limited to, Executive’s signature on necessary documents, and Executive’s reasonable review and comment on draft patent applications and any documents opposing such applications. The breach of this Agreement on any grounds and by any party, shall not affect the Company’s sole and exclusive ownership of the Works.

h.    Confidentiality:

(i)    Executive and the Company, as applicable, warrant that no disclosure or other use of any kind whatsoever shall ever be made by Executive or Company, Executive’s or Company’s legal counsel or any other person acting on Executive’s or Company’s behalf concerning any discussions that gave rise to this Agreement unless legally required under applicable law or by a court of competent jurisdiction. Executive and the Company shall also not be prohibited from testifying truthfully in any judicial or other governmental proceeding or to the extent reasonably necessary in any legal dispute between the Company or its affiliates and Executive, including as to any matter to which this Section 4(h)(i) would otherwise apply. For the avoidance of doubt, this Section 4(h)(i) shall not prohibit the Company from satisfying any disclosure obligations required under the United States securities laws or other applicable law or from filing a press release disclosing the subject matter of this Agreement.

(ii)    In furtherance of this provision, Executive hereby assigns to the Company any and all rights to publicity concerning any matter relating to the issues that resulted in Executive’s separation from the Company and/or this Agreement (provided, that, the Company shall not use such right in violation of Section 3(g) hereof). Executive agrees that Executive will not publish, contribute to or otherwise facilitate the creation of any story, book or other account relating to the Company that would violate Section 4(l) hereof. In the event Executive ever receives any compensation for any publicity, story, book or other disclosure in violation of the immediately prior sentence, in addition to any other remedies the Company may have under applicable law, all such compensation shall be immediately given over to the Company. For the avoidance of doubt, this paragraph shall not prohibit the publication of Executive’s commencement of employment or service with any other entity. In addition, Executive may make neutral or positive references to his employment with the Company in any public description of his career and biography (e.g., LinkedIn profile, public company disclosures, biography on the website of a subsequent employer, etc.).

i.    Standing; No Assignment: Executive expressly represents and warrants that Executive has standing to release any and all claims Executive has or may have against the Company and the other Released Parties (including all Released Actions), and that Executive is not a “debtor” within the meaning of the federal bankruptcy statutes. Executive further represents and warrants that Executive shall not and has not assigned, transferred or conveyed to any person or entity any Released Actions against any Released Party.

j.    Indemnification: Executive shall indemnify the Company and all other Released Parties against any loss or liability whatsoever (including court costs and reasonable attorney’s fees) caused by any action or proceeding that is brought by Executive or on Executive’s behalf with respect to any Released Action, including all costs and reasonable attorneys’ fees incurred by the Company in its defense of any such action or any action by Executive challenging the validity of this Agreement or any of its provisions.

k.    No Pending Charges or Lawsuits:

(i)    Executive represents that, as of the date Executive executes this Agreement, Executive has not filed any complaints or charges (e.g., with the Equal Employment Opportunity Commission) or lawsuits against the Company or, with respect to the Company, any other Released Party with any governmental agency or in any court. Executive agrees that Executive will not file in any court any lawsuits against the Company or any other Released Party regarding any Released Action at any time in the future; provided, however, this shall not limit Executive from pursuing any claim or lawsuit not released by Executive under this Agreement (e.g., claims that Executive may not release as a matter of law).

(ii)    Nothing in this Agreement shall be construed to prevent Executive from filing a complaint or charge with, providing information to, and/or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the National Labor Relations Board, or any other Federal or state government agency. However, Executive agree that by signing this Agreement Executive are fully waiving Executive’s right to obtain all monetary or other relief that could otherwise be recoverable in any legal proceeding brought by Executive against the Company or any Released Party.

l.    No Defamatory Statements: Executive will not make any defamatory statements that are intended to harm the Company or any of its subsidiaries or affiliates or their current or former executives, directors, employees, or material shareholders. Nothing in this Agreement shall be construed to prohibit Executive from reporting conduct to, providing truthful information to or participating in any investigation or proceeding conducted by a federal or state government agency or self-regulatory organization, from making statements in confidence to a professional advisor for the purpose of securing professional advice or from making truthful comments in the ordinary course of Executive’s continued employment with the Company (e.g., performance reviews) or from making statements to or filing documents with a court of competition jurisdiction, an arbitrator, or a mediator pursuant to any legal dispute between the Company or its affiliates and Executive.

5.    PROMISES OF EXECUTIVE AND THE COMPANY:

a.    No Admission of Wrongdoing: This Agreement is not to be construed as an admission, by either, of any wrongdoing, by either.

b.    Full and Independent Knowledge: Executive and the Company represents and agrees that each has carefully read and fully understands all of the provisions of this Agreement, that each has been given a reasonable period of time to consider this Agreement, and that each is voluntarily entering into this Agreement. Executive is advised to consult with an attorney of Executive’s own choice prior to signing this Agreement.

c.    Supplemental Documentation: Executive and the Company agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the terms and intent of this Agreement and which are not inconsistent with its terms.

d.    Beneficiaries/Estate: In the event of Executive’s death, the Company shall provide Executive’s estate (or beneficiaries) with any outstanding payments due to Executive under this Agreement.

e.    No Mitigation/Offset: In no event shall Executive be obligated to seek or obtain other employment after the date of termination or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and such amounts shall not be reduced, whether or not Executive obtains other employment.

6.    CONSTRUCTION OF THIS AGREEMENT:

a.    Choice of Law: Except as set forth in the immediately following sentence, this Agreement is to be construed under the laws of the state of California without reference to principles of choice of law that might call for application of the substantive law of another jurisdiction. The Executive and the Company agree that any references under this Agreement to the Employment Contract, and any provisions of the Employment Contract that survive following the Separation Date shall continue to be construed under the laws of the state of New York without reference to principles of choice of law that might call for application of the substantive law of another jurisdiction.

b.    Invalid Agreement Provisions: Should any provision of this Agreement become or be held to be legally unenforceable, no other provision of this Agreement shall be affected, and this Agreement shall be construed as if the Agreement had never included the unenforceable provision; provided, that the parties shall use commercially reasonable efforts to modify any such provision to make it enforceable without adding any further burdens or obligations hereunder.

c.    No Other Agreements: This Agreement represents the full agreement between Executive and the Company and, including the referenced agreements herein, other than as stated in Paragraph 2, supersedes any other agreements, oral or written, between Executive and the Company or any of its officers or employees. In signing this Agreement, neither Executive nor the Company relies upon any promise, representation of fact or law, or other inducement that is not expressed in this Agreement. Both the Company and Executive represent and warrant that each enters into this Agreement knowingly, voluntarily, and willingly, without any threat, duress or coercion. This Agreement may be modified only by written agreement of the Company and Executive and may not be modified by any oral agreement.

d.    Construction of Agreement: This Agreement is deemed to have been drafted jointly by the Company and Executive. Any uncertainty or ambiguity shall not be construed for or against the Company or Executive based on attribution of drafting to either.

e.    Section 409A. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder (“Section 409A”), and shall be interpreted and administered accordingly. For purposes of Section 409A, all expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive. The amount of any expenses eligible for reimbursement, or in-kind benefits provided, in any taxable year shall in no way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

f.    Contents of Agreement: This Agreement consists of eleven (11) pages.

7.    EFFECTIVE DATE OF THIS AGREEMENT: This Agreement shall be effective on the date signed by the Company and Executive and if those signatures are on different dates, the effective date of this Agreement shall be the latter of those dates. The Agreement may be executed in counterparts; each counterpart shall be deemed as an original as to the party being charged. The parties agree that facsimiles of or scanned (e.g., by PDF) or electronic (e.g., through Adobe Sign or similar service) signatures shall be deemed as originals for purposes of effectuating this Agreement.

8.    EXPIRATION OF THE COMPANY’S OFFER: To accept the terms of this Agreement, including the Company’s offer of consideration to Executive identified in Paragraph 3 above, Executive must sign and return this Agreement to the Company by August 28, 2023. If Executive does not sign and return this Agreement to the Company by August 28, 2023, this Agreement shall be deemed rescinded and void.

This Agreement is executed as follows:

EXECUTIVE

Dated: August 9, 2023	By:	/s/ Viet D. Dinh
Viet D. Dinh

FOX CORPORATION

Dated: August 9, 2023	By:	/s/ John Nallen
John Nallen
Chief Operating Officer on behalf of Fox Corporation

This Agreement is re-executed as follows (not to be signed prior to the Separation Date):

EXECUTIVE

Dated:	By:
Viet D. Dinh

FOX CORPORATION

Dated:	By:
John Nallen
Chief Operating Officer on behalf of Fox Corporation

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